Exhibit 99.1

FOMO CEO

FOMO WORLDWIDE, INC. (OTC: FOMC)

www.fomoworldwide.com

Investor Update Hour aka “FOMO HOUR”

May 3, 2023 5:00pm ET

INTRODUCTION

Good afternoon evening or wherever you are FOMO NATION, thank you for attending FOMO HOUR our weekly investor update session held Wednesdays at 5pm ET here on Discord. Some of the things we discuss may seem repetitive but read closely as things are moving forward on many fronts. And of course, there are exciting new things to announce, of which some may become press releases or tweets depending on materiality.

M&A UPDATE

We continue to perform due diligence on named and unnamed targets.

BUSINESS MEDIA SOLUTIONS, INC. – DEFINITIVE AGREEMENT

Business Media Solutions, Inc. is progressing well, we are working to close the transaction by 05-17. Our finance group has been working to migrate their several employees to our payroll, insurance, and benefits platform. We are reviving FOMO ADVISORS, LLC in Wyoming to act as a global provider to all subsidiaries and contractors, as an administrative entity under the holding company. This should simplify acquisition on boarding and provide volume benefits with service providers, as all personnel will be part of a larger pool.

Reminder www.intratrain.com & www.inspectitrac.com are BMS primary websites.

BROOKWOOD MEDIA ARTS, INC. – BINDING NO SHOP LETTER OF INTENT

https://finance.yahoo.com/news/fomo-worldwide-agrees-acquire-brookwood-134100780.html

We named our second acquisition target in LMS and custom enterprise content. Brookwood Media Arts, Inc. is a pioneer in the field of custom content creation and management services:

FOMO WORLDWIDE AGREES TO ACQUIRE BROOKWOOD MEDIA ARTS, INC. ACCELERATING ENTRY INTO CORPORATE E-LEARNING MARKET

Pittsburgh, PA, May 02, 2023 (GLOBE NEWSWIRE) — FOMO WORLDWIDE, INC. (US OTC: FOMC) has agreed to acquire Brookwood Media Arts, Inc., (“Brookwood”; www.brookwood.com), a pioneer in the field of custom content creation and management services. Founded in 1995 in the Greater Philadelphia area, Brookwood is a generalist content provider that supports many fields, including but not limited to:

●	Enterprises offering online training and instruction to their employees,

●	Colleges and universities offering coursework to students in specialized fields of study,

●	Government agencies training staff and employees on regulated products and markets, and

●	Technology companies adding to their internal and external digital content libraries.

Brookwood generated peak annual revenues of $2.4 million. During the pandemic, the business pivoted towards virtual meetings and remote collaboration services and support that were in high demand at that time. Today, the entity is on a normalized revenue run rate of several hundred thousand dollars and is EBITDA+. Management intends to rapidly expand Brookwood’s generalist content repertoire by adding regional sales and corporate development staff via a virtual work environment and by deploying dedicated salespeople at FOMO’s corporate HQ in Pittsburgh, PA. Brookwood has also created its own Learning Management System (LMS) through its nearly three decades of content creation for hundreds of embedded customers. This library will be further leveraged for bundled LMS / content sales and should provide cost synergies to FOMO’s other planned acquisitions in this industry.

Transaction Details

The Brookwood purchase, previously unnamed while due diligence was underway, is now an exclusive agreement extended through no later than June 30, 2023, at which time, if not sooner, FOMO intends to move to definitive agreement and then close. Consideration of $400,000 is composed of the following: 1) $150,000 cash, 2) $150,000 restricted Preferred B stock (using common price of .0005), 3) $100,000 performance based earnout driven by sales of at least $1 million in 2024-2025, and 4) an employment agreement for Brookwood’s CEO and owner. Although management has agreed to operate the business for 1-2 years, or more if needed, FOMO is interviewing executive candidates with large corporate enterprise experience to strengthen Brookwood’s business development and provide a transition plan as needed. FOMO’s other signed acquisition targets in LMS and enterprise content creation, including Business Media Solutions, Inc. (“BMS”), are part of management discussions as a global organization is constructed.

Addressing Multi-Billion Dollar Enterprise E-Learning Market:

According to a comprehensive research report by Market Research Future (MRFR), “Corporate E-learning Market Research Report, by technology, by training type - Forecast till 2030”, this sector will reach a valuation of $117.5 billion by 2030, growing at a 15.6% CAGR during the forecast period (2020-2030):

https://www.globenewswire.com/en/news-release/2022/09/27/2523613/0/en/Corporate-E-learning-Market-Worth-USD-117-57-Billion-at-a-15-60-CAGR-by-2030-Report-by-Market-Research-Future-MRFR.html#:~:text=filingsmedia%20partners-,Corporate%20E%2Dlearning%20Market%20Worth%20USD%20117.57%20Billion%20at%20a,by%20Market%20Research%20Future%20(MRFR)

Corporate E-learning Market Worth USD 117.57 Billion at a 15.60% CA...

Changing Business Needs & Technologies Influence Corporate E-Learning Adoption...

The Brookwood purchase provides our Company accretive revenues and margin, a platform that will accelerate growth and expansion into high enterprise markets, and potential synergies with our other planned investments including recently announced definitive agreement with BMS. We intend to leverage Brookwood and BMS as a beachhead into online training and compliance and expand into new verticals to multiply our scope and scale. Brookwood is the second in a series of planned transactions that mark a new period for our organization as we transition from value-added solutions for K12 schools to online content, training, and compliance for enterprises, institutions and government generating high margin recurring contractual revenues supporting strong growth and a higher valuation.”

UK LMS DEAL

The owners wanted to extend the LOI on a non-exclusive basis with no no shop or extend with cash payments. We declined both, as we need to get BMS and Brookwood done and frankly don’t have the capital or time to deal with an all cash deal for a company that wants to shop. So, while we still like the deal in concept, it is on the backburner for now.

MODULAR CONSTRUCTION, SIGN MANUFACTURER/INSTALLATION DEALS – LETTERS OF INTENT

The Florida deals in modular construction and signage are being extended to the deadline of June 30, 2023. Their data rooms are being populated and auditors are standing by for the green light.

L.A. BASED IT PROVIDER TO K12, HEALTHCARE, ENTERPRISE, GOVT. – OFFER MADE

We will be flying to Los Angeles to meet the owners and do a site visit on June 1, and they will be coming to Pittsburgh, PA on June 14. We may change the latter to a meeting at Infocomm that week, being held in Orlando this year. No deal signed, but we are moving ahead procedurally.

EXAMPLES OF DEALS ON THE RADAR

Regarding the air disinfection tech provider that went from $2MM sales to $60MM in the pandemic, back to $2MM. They are in bankruptcy, performing a 363 sale, and have $12MM in inventory selling $100K-$300K per month with one sales rep. The Court has not approved us as a stalking horse bidder due to the need for all cash, so we are out. Also on the radar is a pavement and street construction company in FL generating several million in revenues with possible synergies with our other FL targets and an HVAC contractor in FL doing several million dollars in sales of refrigeration units to restaurants and convenience stores, we are talking to their bankers with interest. On the $5MM revenue children education products company generating $2MM EBITDA with all online sales, we have passed as it’s just too much to handle. We don’t need more deals; we need to close the ones we have signed up and focus. BMS and Brookwood are on the front burner.

CONSOLIDATION OF CST OPERATIONAL PLATFORM

We will be consolidating CleanSolution Technologies www.cleansolutiontech.com into our Pittsburgh operations. We will empty out the sizable mezzanine space here that can house the inventory and equipment, and possibly be a staging area to assemble lighting products. Savings will be hundreds of dollars per month, but more importantly we may hire a rep or manager to effectively revive this business, which I have not given up on as a product offering to K12, govt., and enterprise, meaning the triple play of air disinfection, LED retrofit, and HVAC energy savings. When we identify the right manager, Mary Kirk, Interim CEO, will move full time to SVP Finance for FOMO WORLDWIDE, INC. We will be in Philadelphia next week to get CST out of their location.

PARTNERSHIP - AQUAPONICS

We have identified a leading provider of aquaponics systems to partner with, possibly invest in, and offer to K12 customers. They are based in Harrisburg and Canada and have a patented process to use earthworms and koi and tilapia fish to make a self-contained farming system. One school alone in our markets received a $1.3 million grant to purchase such a system and is offering aquaponics classes to its students with a waiting list 2-3 years long. It’s a killer “app” for our clean tech unit and something that we have been thinking about for years, albeit with our sister company’s efforts with TAG. Get ready for INTAG partnership, investment, or M&A. We may memorialize an agreement to option 19.9% of the business for investment by FOMO WORLDWIDE.

We will be visiting with them on a trip to Philadelphia next Monday-Tuesday when we are on our way to CST.

https://intagsystems.com/

INTAG Systems - Grow Pure.

INTAG exists to solve problems for the people who feed the world. Our biological solutions help reduce the environmental impacts of food and agriculture production while increasing yields for farmers

FINANCING UPDATE

THIS IS NOT A SOLICITATION FOR INVESTMENT AND IS SOLELY MENTIONED FOR DISCUSSION PURPOSES

We have launched launch an offering for restricted Series A Preferred shares, under a Reg D 504 offering, to raise equity linked capital to fund M&A, provide working capital, and move away from the high interest debt that we were forced to rely on last year in our difficult financial situation. Using a common stock price of .0005 and pricing the shares off a conversion rate of 1-50, that generates a Series A Preferred price of $0.025. Annual accrued dividends of $0.0035 per share generate a 14% yield, which I believe will be attractive to investors wishing to play the long game with us.

We have engaged a placement agent/broker with high net worth and institutional accounts in Europe and Asia. We have already had one encouraging call with a group that has signed an NDA and we are populating a data room to respond to their request for information. They can make investments of $1 - $15 million in debt, mezzanine, preferred equity or other. We are proposing a $1MM 2-year term loan, $1.5MM secured credit line, and a $1.7 million Series A Preferred financing convertible into common stock at $0.0005. This funding would recapitalize FOMO, reduce high interest debt, give us more flexibility and control over our billings and collections and cash flow, allow us to bring in equity capital to fund operations, invest in equipment and new hires, and close the BMS and Brookwood transactions. We are working on other leads as well. Maybe we solved the Rubik’s cube. Stay tuned.

EXCHANGE OFFER OF COMMON TO SERIES B

After speaking with counsel, using an SEC exemption, we will make an exchange offer for common stock of up to 2 billion total shares, for positions of at least 20,000,000 into 20% pickup equity in the form of 24,000 Series B Preferred shares (example using 20MM common) with an accrued annual dividend of 10% per share assuming a common stock of $0.0005 ($0.05 per B share). This means a $0.0025 per B share dividend that would accrue whether or not declared by the Board of Directors. This offer will require a registration statement and legal work, but since it is not financing, we have been advised it can be done with an information statement filing with the SEC.

It’s time to get aggressive, as what used to work does not work anymore. We will make our own path through this capital markets storm. Those of you attending this call deserve a shot at improving your position in the Company, so this will be your option for some limited window. It will help reduce the outstanding shares considerably while we work on FINRA. If it’s well received, we may increase the exchange offer or do another. We might even list the Pref B shares to trade and revisit the R/S. Some may call it a gimmick; I call it a tool in the toolbox we will use in the street fight called the OTC. It’s time to get radical.

CONVERTIBLE DEBT UPDATE

I spoke with our lone convertible lender, and they are under fire from their own investors with many other positions not making the comeback we have made. We will talk to them in 10 days to debrief and see how they want to work with us on FOMO 2.0. For now, I know you hate to hear this, but it’s their legal right to convert and we have to take them at their word that they will do what’s right for our organization as they have done so in the past when we needed help.

BANKER UPDATE

We spoke with a top middle market investment bank with institutional and retail capabilities to advise us on capital and M&A. I have asked them to introduce us to SPACs that need a transaction to preserve their entity. Even if a $100MM SPAC had 95%-98% redemptions, it would solve almost all our problems in one pen stroke by pole vaulting us up to the NASDAQ and allowing us to attract institutional investors at the same time as a merger. Our call with their SPAC team Friday went well and we are expecting an amended proposal.

INSIDER PURCHASES

ALL IN as they say. These Form 4 and 13D/A filings will hit the tape every so often. Yesterday and today, I converted into restricted common stock. Walk the walk of the talk as they say. This was legitimate accrued compensation owed in cash, not magical shares that were awarded from the sky. I contractually can convert where the lenders did their conversion much lower, but to show good faith and considering it’s already so low, I’m with all of you down here. Monday and Tuesday I converted $20,000 into stock at .0003. I’m calling the bottom. We’ll see if the market agrees.

PURSUING FORMER FINANCE AND IR CONTRACTORS

Nothing much more to be said, it is in the hands of law enforcement, and we are preparing civil action.

HIMALAYA TECHNOLOGIES, INC. AKA HOMELAND RESOURCES LTD.

After almost two years of working to save formerly Homeland Resources Ltd. including a Form 10-12G with multiple amendments effective 04-05-2022, and a Form 1A with 8 amendments and multiple information statements, today we sent a DEMAND to FINRA to effect the name change of the company on their systems to our legal name Himalaya Technologies, Inc. from Homeland Resources Ltd. FINRA has wasted immeasurable time money and resources and their inaction has destroyed the stock. FINRA may have become a rogue entity and unable to complete this simplest of corporate actions. FOMO has been damaged alongside this process, and I will do my fiduciary duty to demand what is right, and possibly compensation for their inaction.

The complaint can be found here:

https://www.sec.gov/ix?doc=/Archives/edgar/data/0001409624/000149315223015247/form8-k.htm

This has implications for FOMO WORLDWIDE, one because we own 30% of the stock in Pref B shares, and two, we just filed our own FINRA corporate actions and were damaged by FINRA’s lack of ticker change to FOMO as we applied in 2020.

If FINRA is watching this or reads this transcript tomorrow on Form 8-K, I am not kidding, take this complaint very seriously. We could have 1000 OTC issuers join us. What’s right is right, what’s wrong is wrong. This is not FINRA LAND it’s the USA

GOCCHA!

Due diligence continues on the video platform assets of Cyber Space LLC called gochha. We like the goccha.net domain better so bought it but may use theirs at gochha.com. Sorry for the confusion we are simply covering our bases.

For the demo on tech platform of goccha under LOI for acquisition by $HMLA go to this URL: https://streamable.com/ganhgb

Streamable

Streamable Video

We are now in discussions to add AI driven news and posts to the site with former clients of mine @ https://nooz.ai/news

They have expressed an interest in running Goccha! + the code of Kanab.Club + https://nooz.ai/news to make a powerful tripod effort in social media. So, stay tuned. (This all being done under affiliate ticker HMLA).

CORPORATE ACTIONS

Yesterday FOMO WORLDWIDE filed with FINRA for multiple corporate actions, including:

1) Name change to our legal name in California. We are not changing our name from FOMO WORLDWIDE to something else. We are completing the name change process asking FINRA to change it on their systems to FOMO WORLDWIDE, INC. from FOMO CORP. It’s a disjointed process, as we are FOMO WORLDWIDE, INC. in the state of California and on the SEC’s EDGAR system. It must be done. We must go through the motions as that is the structure we have around us.

2) Ticker change to IGOT. We had applied for FOMO in 11/2020, and FINRA did not reserve the ticker letting an ETF steal it. I jokingly asked for FOMC to be the FEDERAL OPEN MARKET COMMITTEE, and they granted it. That shows how little they pay attention to things. It’s time to go to the real plan B. IGOT FOMO WORLDWIDE works. A little gimmicky, yes. But when you Google it, you won’t see debt deals and govt. news and it won’t confuse people. It works.

3) Redomicile to Wyoming from California. The State of CA is not hospitable to public companies and is disorganized, so much so that their tax board does not speak with the Secretary of State, which is why despite paying our taxes they did not know it and gave our FOMO CORP. name away last year and revoked us. So, we are out of Cali not going back to Cali. Nothing is easy in life, but bad government is unacceptable. They gave our name away and said SORRY NOT SORRY pick something else. We have a C CORP. in Wyoming already established for this migration. It will not impact your shares. We are FOMO WORLDWIDE still. That remains.

FOMO CEO — Yesterday at 5:30 PM

Wyoming will also be significantly cheaper than California, and we will be able to eliminate some or all derivative debt calculations, saving us money and boosting the balance sheet by eliminating some or all of our derivative liability.

4) Reverse split 1-100. The dreaded topic of the day is here. On requests from our placement agent and middle market bankers, we have filed for a consolidation of all classes of stock. This action will impact all Series A B C shares and common at the same ratio. It will not change your % ownership. It will allow new investors in our financing round to have a piece of paper that can be deposited at brokerage firms and will be “less dreadful” than a stock at a pittance of .0004 or hundredths of a penny. I know the crowd here may be 50-50 at best on this. But no one will take this company seriously with a stock at hundredths of a penny. Not our customers, not bankers, not analysts, not our friends and family. None.

Further, the regulators are exterminating this sub penny work one by one, as evidenced by their contempt for HMLA and even FOMO in years past. So, this must be done, not to wildly dilute shareholders or any nefarious reason, but to grow this company and not just fix the accounting, and fix the operations, but we must fix the security we call our stock, so it is worth something and not some hyperinflated sub tenth of cent near worthless paper.

This will not happen tomorrow, or next week, or at some random time. July 31 is the applied for effective date, unless FINRA denies it in their “wisdom”. With the Pref B exchange offer proposed, recent weakness in the common may provide you an opportunity. But since the approval and filing of it, and the conversion of debt into 442 million shares, the stock is flat. That should tell you something. I think it is already in the stock, as it was in the cards for 4 years.

You should be aware I was asked and advised to do 1-1000, and I declined. This is a simple ratio that will not eradicate our small investors and allow us to get some quasi hedge fund and high net worth funds into the deal.

BOTTOM LINE

The new chapter is here. With some assistance, we have walked out of the hospital, maybe even still on crutches, but we are preparing to pick up the pace on our own steam. The perfect storm of 2022 accounting issues, transactional irregularities, war and destabilization in Europe, record inflation, rising interest rates, high energy costs, SEC delinquency, revocation of our valid corporate status in our state of incorporation of California, which all reached a crescendo when our stock was delisted mid-January 2023, is over. We survived this flood of issues because we have the right team, the business knowledge, the solid K12 customer base with a lot of ESSER and CARES ACT stimulus money to spend, our diamond reseller status with our main vendor SMART Tech, and over all of that one most important thing. We want to win. We broke out the handheld weapons in a street fight. We’re still here and ready for a new chapter. This is the new FOMO WORLDWIDE, INC.

Thank you to all our employees, service providers, consultants, advisors, and investors. I will now take questions.

FOMO CEO — Yesterday at 5:35 PM

A SPAC deal is tricky, as we would need to have the larger deals all audited and ready to merge in at the same time. It may be doable, we will see.

davmit — Yesterday at 5:36 PM

I certainly understand the logic of the RS, but we will need to see a price of close to $3 per share to get to where we were. Do you see this on the current exchange or do you plan to move up to the NASDAQ eventually

FOMO CEO — Yesterday at 5:36 PM

I have also asked the bankers to look at an EdTech customer of theirs at 30 cents a share with a $25MM market cap for a merger.

odb800 — Yesterday at 5:37 PM

So, if approved a reverse split will happen July 31st at a ratio of 1-100?

FOMO CEO — Yesterday at 5:38 PM

I am hoping we can skip all this misery of FINRA and find a SPAC deal, like my friend Art Smith did at $DTGI into $MEOA

FOMO CEO — Yesterday at 5:39 PM

7-31 is the date for ALL corporate actions, rather than tinkering around I shoved all the chips in the table. Given how slow FINRA is, and how old this company is, I have actually no confidence they will approve it. which some of you may cheer. but you should want it done, these M&A deals aren’t taking stock that is worthless.

It’s not just about depositing stock; investment banks have committees. They are not going to let us go through their approval process to be a client without this getting underway. You have to think 5 steps ahead here.

incredibob — Yesterday at 5:40 PM

The share price is protected by the fact it can’t get lower. R/S drops that floor and exposes a greater risk to more loss. What is the backup plan when the share price continues to decrease post R/S?

odb800 — Yesterday at 5:41 PM

I can only speak for myself but if it is approved, I will be selling my position in this company. I sold a chunk on the announcement of the reverse split earlier in the week. These tend to not work out in the benefit of the shareholder.

FOMO CEO — Yesterday at 5:41 PM

By putting dividends on preferred A B we can make another exchange offer, the games will end as we grow out of this. Go big or go home. I didn’t come this far to mail it in now. We are right on the cusp.

FOMO CEO — Yesterday at 5:42 PM

I understand and that is your right to make an informed decision. Rather than do one with no warning, I am all about transparency. Your action proves my information disclosure was the right thing to provide.

odb800 — Yesterday at 5:43 PM

I actually do appreciate your transparency on this.

davmit — Yesterday at 5:44 PM

I appreciate the transparency as well, as well as the thought process behind it. We may be able to avoid the usual pitfalls with this kind of planning

Kailua — Yesterday at 5:46 PM

Do the available shares also get the 1:100 reduction?

FOMO CEO — Yesterday at 5:46 PM

yes

Kailua — Yesterday at 5:46 PM

Hopefully no more dilution after the split.

FOMO CEO — Yesterday at 5:47 PM

Attachment file type: acrobat

FOMO_shareholder_resolution_ticker_change_name_change_reverse_split_redomicile_form_15c2-11_04-30-2023.pdf

135.02 KB

R/S 1-100 all issued and outstanding all classes of stock and all authorized shares of all classes of stock davmit — Yesterday at 5:48 PM

Thanks for all the effort preparing this, and all your expertise in terms of getting the share price where it needs to be for financing and deal making.

FOMO CEO — Yesterday at 5:49 PM

if Series A did not have this dividend, we would have a problem, but I planned it for the end of world scenario. Well, here we are. So, we broke it out. what kills these OTC companies is they run out of shares and options. We have Series A for financing, B for M&A, C for the vote so no proxy needed, and common. This moment in time is why the A was created.

Does it hurt? yes. you know what hurts more? failure. we will do what we have to do to get through this situation in OTC.

Kailua — Yesterday at 5:50 PM

How do we sign up for Series A Preferred conversion?

FOMO CEO — Yesterday at 5:51 PM

We are using the A for new financing. We will use the B for an exchange offer of common into B + 20% and a 10% dividend. You would have to decide. We cannot do a general solicitation on A shares. so that is not what is offered or being offered here.

Kailua — Yesterday at 5:52 PM

I’ll take the B’s

FOMO CEO — Yesterday at 5:53 PM

I will paper it up and speak with counsel, you’ll have to decide how much to roll in. But think of it this way, it effectively puts a dividend on the common now. So, to answer the question on R/S pressure, this should support the common while the exchange offer is open.

Attachment file type: acrobat

Series_B_Cert_filed_with_SOS_of_CA.pdf

237.82 KB

Attachment file type: acrobat

FOMO_Amendment_to_B_to_20MM_authorized_11-06-2020.pdf

81.31 KB

FOMO CEO — Yesterday at 6:00 PM

I guess that’s it, thank you for attending FOMO HOUR, send any follow-up questions into IR@fomoworldwide.com. Have a nice night. Keep fighting! Signing out....

Dominic — Yesterday at 6:01 PM

Thanks Vik

davmit — Yesterday at 6:02 PM

Thank you, Vikram,

Quest — Yesterday at 6:04 PM

Thank you, Vik!

@everyone This concludes FOMO hour. Have a good night, everyone.

Kailua — Yesterday at 6:06 PM

Thank you